     Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of
Morgan Stanley Frontier Emerging Markets Fund, Inc

In  planning and performing our audit of the financial statements of  Morgan  Stanley  Frontier Emerging  Markets  Fund,  Inc  (the
"Fund")  as  of  and  for the year ended  October  31,  2009,  in accordance  with  the standards of the Public Company  Accounting
Oversight  Board  (United  States), we  considered  its  internal
control   over  financial  reporting,  including  controls   over
safeguarding  securities, as a basis for designing  our  auditing procedures  for  the  purpose of expressing our  opinion  on  the financial statements and to comply with the requirements of  Form
N-SAR,  but not for the purpose of expressing an opinion  on  the effectiveness of the Portfolios' internal control over  financial reporting.  Accordingly, we express no such opinion.

The  management  of the Fund is responsible for establishing  and maintaining effective internal control over financial  reporting.
In  fulfilling  this responsibility, estimates and  judgments  by management  are  required  to assess the  expected  benefits  and related  costs  of  controls. A company's internal  control  over financial  reporting is a process designed to provide  reasonable assurance  regarding the reliability of financial  reporting  and the preparation of financial statements for external purposes  in accordance  with  generally  accepted  accounting  principles.  A company's  internal  control  over financial  reporting  includes those policies and procedures that (1) pertain to the maintenance of  records  that,  in reasonable detail, accurately  and  fairly reflect  the transactions and dispositions of the assets  of  the company;  (2) provide reasonable assurance that transactions  are
recorded   as  necessary  to  permit  preparation  of   financial
statements  in  accordance  with  generally  accepted  accounting principles, and that receipts and expenditures of the company are being  made  only in accordance with authorizations of management
and   directors  of  the  company;  and  (3)  provide  reasonable
assurance   regarding   prevention   or   timely   detection   of
unauthorized  acquisition,  use or  disposition  of  a  company's assets  that  could  have  a material  effect  on  the  financial statements.

Because  of  its  inherent  limitations,  internal  control  over financial  reporting  may  not prevent or  detect  misstatements.
Also,  projections of any evaluation of effectiveness  to  future periods  are  subject  to  the  risk  that  controls  may  become inadequate  because of changes in conditions, or that the  degree of compliance with the policies or procedures may deteriorate.

A  deficiency in internal control over financial reporting exists when  the  design  or  operation of  a  control  does  not  allow management or employees, in the normal course of performing their assigned  functions,  to  prevent or detect  misstatements  on  a timely basis. A material weakness is a deficiency, or combination of  deficiencies,  in internal control over financial  reporting, such  that  there  is a reasonable possibility  that  a  material
misstatement  of  the  company's  annual  or  interim   financial
statements will not be prevented or detected on a timely basis.

Our  consideration of the Fund's internal control over  financial reporting  was  for the limited purpose described  in  the  first paragraph and would not necessarily disclose all deficiencies  in
internal   control  that  might  be  material  weaknesses   under
standards  established by the Public Company Accounting Oversight
Board  (United States). However, we noted no deficiencies in  the
Portfolios'  internal control over financial  reporting  and  its operation, including controls over safeguarding securities,  that we  consider  to be a material weakness as defined  above  as  of
October 31, 2009.

This report is intended solely for the information and use of management and the Board of Directors of the Morgan Stanley
Frontier Emerging Markets Fund, Inc and the Securities and
Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

                                        Ernst & Young LLP

Boston, Massachusetts
December 21, 2009